Exhibit 99.1

UNITED STATES (U.S.) BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al(1)

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Reporting Period: May 31, 2009 through June 30, 2009

MONTHLY OPERATING REPORT

No. 5

REQUIRED DOCUMENTS	Form No.	Document Attached	Affidavit/ Supplement Attached
Condensed Combined Debtors-In-Possession Statement of Operations for the period from May 31, 2009 through June 30, 2009	MOR-1	X
Condensed Combined Debtors-In-Possession Balance Sheets as of June 30, 2009	MOR-2	X
Condensed Combined Debtors-In-Possession Statement of Cash Flows for the period from May 31, 2009 through June 30, 2009	MOR-3	X
Notes to Monthly Operating Report	MOR-4	X
Schedule of Cash Disbursements	MOR-5	X
Disbursements by Petitioning Entity	A	X
Bank Account Information	B	X
Changes in Balances with Debtors and Non-Debtors	MOR-6	X
Status of Post-Petition Taxes	MOR-7	X
Summary of Unpaid Post-Petition Debts	MOR-8	X
Summary Accounts Payable Aging Schedule	MOR-8	X
Summary Accounts Receivable Aging Schedule	MOR-8	X
Debtor Questionnaire	MOR-9	X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

RESPONSIBLE PARTY AND PREPARER:

/S/ PAUL W. KARR	August 17, 2009
Paul W. Karr – Vice-President, Finance, of each of the U.S. Debtors

(1)	The U.S. Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number, are: Nortel Networks Inc. (6332), Nortel Networks Capital Corporation (9620), Nortel AltSystems, Inc. (9769), Nortel AltSystems International, Inc. (5596), Xros, Inc. (4181), Sonoma Systems (2073), Qtera Corporation (0251), CoreTek, Inc. (5722), Nortel Networks Applications Management Solutions Inc. (2846), Nortel Networks Optical Components Inc. (3545), Nortel Networks HPOCS Inc. (3546), Architel Systems (U.S.) Corporation (3826), Nortel Networks International Inc. (0358), Northern Telecom International Inc. (6286) and Nortel Networks Cable Solutions Inc. (0567) (together, the “U.S. Debtors”). Addresses for the U.S. Debtors can be found in the U.S. Debtors’ petitions, which are available at http://chapter11.epiqsystems.com/nortel.

MOR-1

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Condensed Combined Debtors-In-Possession Statement of Operations

Reporting Period: May 31, 2009 through June 30, 2009

(Unaudited)

(In millions of U.S. dollars)

	NNI	AltSystems	Other
Total revenues	$455	$—	$—
Total cost of revenues	364	—	—

Gross profit	91	—	—

Selling, general and administrative expense	49	—	—
Research and development expense	50	1	—
Amortization of intangible assets	1	—	—
Gain on sales of businesses and assets	—	—	—
Other operating expense (income) – net	1	—	—

Operating earnings (loss)	(10)	(1)	—

Other income (expense) – net	(17)	—	—
Interest expense	(1)	—	—

Earnings (loss) from operations before reorganization items, income taxes and equity in net earnings (loss) of associated companies	(28)	(1)	—
Reorganization items – net (note 6)	(48)	—	—

Earnings (loss) from operations before income taxes and equity in net earnings (loss) of associated companies	(76)	(1)	—
Income tax benefit (expense)	(11)	—	—

Earnings (loss) from operations before equity in net earnings (loss) of associated companies	(87)	(1)	—
Equity in net earnings (loss) from associated companies – net of tax	(48)	—	—
Equity in net earnings (loss) from non-Debtor subsidiaries – net of tax	—	—	—

Net earnings (loss)	(135)	(1)	—
Income attributable to noncontrolling interests	—	—	—

Net earnings (loss) attributable to U.S. Debtors	$(135)	$(1)	$—

The Condensed Combined Debtors-In-Possession Statement of Operations of each Reporting Group contained herein was derived from the books and records of the U.S. Debtors. The amounts reflected in these condensed combined financial statements are unaudited. The accompanying notes and schedules are an integral part of the condensed combined financial statements.

MOR-2

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Condensed Combined Debtors-In-Possession Balance Sheet

As of June 30, 2009

(Unaudited)

(In millions of U.S. dollars)

	NNI	AltSystems	Other
ASSETS
Current assets
Cash and cash equivalents	$753	$—	$—
Short-term investments	6	—	—
Restricted cash and cash equivalents	9	1	—
Accounts receivable – net	417	—	—
Intercompany accounts receivable	640	39	(6)
Inventories – net	288	—	—
Other current assets	124	—	—
Assets held for sale (note 9)	192	—	—

Total current assets	2,429	40	(6)
Investments in non-Debtor subsidiaries	32	1	(1)
Investments – other	42	—	—
Plant and equipment – net	298	1	—
Intangible assets – net	22	—	—
Other assets	56	—	—

Total assets	$2,879	$42	$(7)

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities not subject to compromise
Trade and other accounts payable	$53	$—	$—
Intercompany accounts payable	267	6	(6)
Payroll and benefit-related liabilities	173	1	—
Contractual liabilities	16	—	—
Restructuring liabilities	8	—	—
Other accrued liabilities	497	—	—
Liabilities held for sale (note 9)	299	—	—

Total current liabilities not subject to compromise	1,313	7	(6)
Restructuring	63	—	—
Deferred income and other credits	34	—	—
Deferred revenue	27	—	—
Post-employment benefits	73	—	—

Total liabilities not subject to compromise	1,510	7	(6)

Liabilities subject to compromise (note 7)	5,816	54	126

Total liabilities	7,326	61	120
SHAREHOLDERS’ DEFICIT
Common shares	—	719	32
Preferred shares	—	16	47
Additional paid-in capital	17,736	7,330	5,252
Accumulated deficit	(22,025)	(8,084)	(5,457)
Accumulated other comprehensive income (loss)	(158)	—	(1)

Total U.S. Debtors shareholders’ deficit	(4,447)	(19)	(127)
Noncontrolling interests	—	—	—

Total shareholders' deficit	(4,447)	(19)	(127)

Total liabilities and shareholders' deficit	$2,879	$42	$(7)

The Condensed Combined Debtors-In-Possession Balanced Sheet of each Reporting Group contained herein was derived from the books and records of the U.S. Debtors. The amounts reflected in these condensed combined financial statements are unaudited. The accompanying notes and schedules are an integral part of the condensed combined financial statements.

MOR-3

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Condensed Combined Debtors-In-Possession Statement of Cash Flows

Reporting Period: May 31, 2009 through June 30, 2009

(Unaudited)

(In millions of U.S. dollars)

	NNI	AltSystems	Other
Cash flows from (used in) operating activities
Net earnings (loss) attributable to U.S. Debtors	$(135)	$(1)	$—
Adjustments to reconcile net earnings (loss) from continuing operations to net cash from (used in) operating activities, net of effects from acquisitions and divestitures of businesses:
Amortization and depreciation	8	—	—
Equity in net loss (earnings) of associated companies	48	—	—
Pension and other accruals	(4)	—	—
Loss (gain) on sales and write downs of investments, businesses and assets – net	2	—	—
Reorganization items – non cash	41	—	—
Other – net	2	—	—
Change in operating assets and liabilities	10	1	—

Net cash from (used in) operating activities	(28)	—	—

Cash flows from (used in) investing activities
Expenditures for plant and equipment	(1)	—	—

Net cash from (used in) investing activities	(1)	—	—

Cash flows from (used in) financing activities
Decrease in capital leases obligations	(1)	—	—

Net cash from (used in) financing activities	(1)	—	—

Net increase (decrease) in cash and cash equivalents	(30)	—	—
Cash and cash equivalents, at beginning of period (May 31, 2009)	783	—	—

Cash and cash equivalents, at end of period (June 30, 2009)	$753	$—	$—

The Condensed Combined Debtors-In-Possession Statement of Cash Flows of each Reporting Group contained herein was derived from the books and records of the U.S. Debtors. The amounts reflected in these condensed combined financial statements are unaudited. The accompanying notes and schedules are an integral part of the condensed combined financial statements.

MOR-4

NORTEL NETWORKS INC. et al

(DEBTORS-IN-POSSESSION)

NOTES TO MONTHLY OPERATING REPORT No. 5 (UNAUDITED)

(In millions of U.S. dollars)

1.  Reservation of Rights:

Nothing contained in this Monthly Operating Report shall constitute a waiver of any of the Debtors’ rights or an admission with respect to their Chapter 11 Proceedings (as defined herein), including, but not limited to, matters involving objections to claims, substantive consolidation, equitable subordination, defenses, characterization or re-characterization of contracts, assumption or rejection of contracts under the provisions of chapter 3 of title 11 of the United States Code (the “Bankruptcy Code”) and/or causes of action under the provisions of chapter 5 of the Bankruptcy Code or any other relevant applicable laws to recover assets or avoid transfers.

2.  Background and Organization:

The U.S. Debtors (collectively referred to as “Nortel”, “we” and “our”) supply end-to-end networking products and solutions that help organizations enhance and simplify communications. These organizations range from small businesses to multi-national corporations involved in all aspects of commercial and industrial activity, to federal, state and local government agencies and the military. They include cable operators, wireline and wireless telecommunications service providers, and Internet service providers.

Our networking solutions include hardware and software products and services designed to reduce complexity, improve efficiency, increase productivity and drive customer value. We design, develop, engineer, market, sell, supply, license, install, service and support these networking solutions worldwide. We have technology expertise across carrier and enterprise, wireless and wireline, applications and infrastructure. We have made significant investments in technology research and development (R&D), and have had strong customer loyalty earned over more than 100 years of providing reliable technology and services.

Creditor Protection Proceedings – On January 14, 2009 (Petition Date), we initiated Creditor Protection Proceedings in the U.S. Bankruptcy Court for the District of Delaware (U.S. Court) under the Bankruptcy Code (Chapter 11 Proceedings), several of our Canadian affiliates, including our ultimate parent company, Nortel Networks Corporation (NNC), initiated Creditor Protection Proceedings in Canada at the Ontario Superior Court of Justice (Canadian Court) under the Companies’ Creditors Arrangement Act (CCAA), and several of our affiliates in Europe, Middle East and Africa (EMEA) initiated Creditor Protection Proceedings in the United Kingdom under the Insolvency Act 1986 and subsequently, in Israel and secondary proceedings in France. On July 14, 2009, Nortel Networks (CALA) Inc. (NNCI), an affiliate of NNI, initiated Chapter 11 Proceedings. Collectively, all entities under the Creditor Protection Proceedings are referred to as the “Debtors”. Those entities operating in Chapter 11 Proceedings are referred to as the “Debtors in Possession” or the “U.S. Debtors.” Our affiliates in Asia including LG-Nortel, in the Caribbean and Latin American (CALA) region, and the Nortel Government Solutions (NGS) business, are not included in these proceedings. During the Creditor Protection Proceedings, the businesses of the Debtors continue to operate under the jurisdictions and orders of the applicable courts and in accordance with applicable legislation.

As of June 30, 2009, the U.S. Debtors consisted of the following entities:2

U.S. Debtors	Case no.
Nortel Networks Inc.	09-10138
Nortel Networks Capital Corporation	09-10139
Nortel Networks International, Inc.	09-10150
Nortel AltSystems, Inc.	09-10140
Nortel AltSystems International, Inc.	09-10141
Architel Systems (U.S.) Corporation	09-10149
CoreTek, Inc.	09-10145
Nortel Networks Applications Management Solutions Inc.	09-10146
Nortel Networks Cable Solutions Inc.	09-10152
Nortel Networks Optical Components Inc.	09-10147
Nortel Networks HPOCS Inc.	09-10148
Northern Telecom International Inc.	09-10151
Qtera Corporation	09-10144
Sonoma Systems	09-10143
Xros, Inc.	09-10142

[2]	By order dated July 17, 2009, the subsequently filed Chapter 11 case of NNCI (Case No. 09-12515) is jointly administered with the U.S. Debtors’ cases.

Under the U.S. Bankruptcy Code, the U.S. Debtors may assume, assume and assign, or reject certain executory contracts including unexpired leases, subject to the approval of the U.S. Court and certain other conditions.

The accompanying unaudited condensed combined financial statements do not include the effects of all current or future claims relating to the Creditor Protection Proceedings. Certain claims filed may have priority over those of the U.S. Debtors’ unsecured creditors. As of the date of this Monthly Operating Report, it is not possible to determine the extent of claims filed and to be filed, whether such claims will be disputed and whether they will be subject to discharge in the Creditor Protection Proceedings. It is also not possible at this time to determine whether to establish any additional liabilities in respect of claims.

3.  Basis of Presentation:

The financial statements contained herein were not intended to reconcile to any financial statements otherwise prepared or distributed by the Debtors or any of the Debtors’ affiliates. Significant efforts have been put forth to attribute the assets and liabilities to the proper legal entity. However, because the Debtors’ accounting systems, policies, and practices were developed with a view to producing consolidated reporting, rather than by legal entity, it is possible that not all assets or liabilities have been recorded at the correct legal entity. Accordingly, the Debtors reserve all rights to supplement or amend any financial statements contained in this Monthly Operating Report.

4.  Significant Accounting Policies:

Unless otherwise noted herein, the U.S. Debtors follow the significant accounting policies of NNC as discussed in NNC’s 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (2008 Form 10-K) and Quarterly Report on Form 10-Q for the quarters ended March 31, 2009 (2009 First Quarter Form 10-Q) and June 30, 2009 (2009 Second Quarter Form 10-Q) that were filed with the United States Securities and Exchange Commission.

(a)  Condensed Combined Debtors-In-Possession Financial Statements

The financial statements contained herein represent the unaudited condensed combined financial statements for the U.S Debtors only. The U.S. Debtors’ non-Debtor subsidiaries are treated as non-consolidated subsidiaries in these financial statements and as such their net loss is included as “Equity in net earnings (loss) from non-Debtor subsidiaries – net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor subsidiaries” in the balance sheet. The U.S. Debtors’ financial statements contained herein have been prepared in accordance with the guidance in American Institute of Certified Public Accountants Statement of Position (SOP) 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (SOP 90-7).

The unaudited condensed combined financial statements have been derived from the books and records of the U.S. Debtors. The presentation combines the U.S. Debtors into three Reporting Groups consistent with the companies’ ownership structure and activities as follows:

•

NNI Reporting Group: Nortel Networks Inc. and its U.S. Debtor subsidiaries Nortel Networks Capital Corporation, Nortel Networks Cable Solutions Inc., Nortel Networks International, Inc., Nortel Networks Optical Components Inc., Nortel Networks HPOCS Inc., Northern Telecom International Inc. and Qtera Corporation;

•	AltSystems Reporting Group: Nortel AltSystems, Inc. and Nortel AltSystems International, Inc.; and

•	Other Reporting Group: Architel Systems (U.S.) Corporation, CoreTek, Inc., Nortel Networks Applications Management Solutions, Inc., Sonoma Systems and Xros Inc.

The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court and the United States Trustee. The information presented herein has not been subject to all procedures that would typically be applied to financial information presented in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP). Upon the application of such procedures (such as test of asset impairment), the U.S. Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Report includes normal recurring adjustments, but does not include all of the adjustments that would typically be made for interim financial statements in accordance with U.S. GAAP. As of June 30, 2009, certain pre-petition trade accounts payable and debt balances are subject to further review and possible reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, the Debtors caution readers not to place undue reliance upon the information contained in this Monthly Operating Report. For further information, please refer to the consolidated financial statements of NNC and notes thereto included in NNC’s 2008 Form 10-K, and the condensed, combined and consolidated financial statements in NNC’s 2009 First Quarter Form 10-Q and 2009 Second Quarter Form 10-Q.

The results of operation herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the combined results of operations, financial position and cash flows of U.S. Debtors in the future.

The condensed combined financial statements filed with the U.S. Bankruptcy Court are subject to change. The U.S. Debtors may, at a future date, amend this Monthly Operating Report for updated financial information.

(b)  Intercompany transactions

Intercompany transactions among the NNI Reporting Group and the AltSystems Reporting Group have been eliminated in the condensed combined financial statements. Intercompany transactions within the entities in the Other Reporting Group have not been eliminated as they are affiliates of common ownership under NNC rather than subsidiaries of one another. Intercompany transactions involving any non-U.S. Debtors have not been eliminated in the financial statements and are presented as intercompany receivables, loans, and payables.

(c)  Use of estimates

We make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the condensed combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Estimates are used when accounting for items and matters such as revenue recognition and accruals for losses on contracts, allowances for uncollectible accounts receivable, inventory provisions and outsourced manufacturing related obligations, product warranties, estimated useful lives of intangible assets and plant and equipment, asset valuations, impairment and recoverability assessments, employee benefits including pensions, taxes and related valuation allowances and provisions, restructuring and other provisions and contingencies.

5.  Debt in Default:

Upon filing for creditor protection certain of the U.S. Debtors (and certain of their non-U.S. Debtor affiliates) became in default under substantially all of their pre-petition debt obligations. Filing for creditor protection automatically stays most actions against the Debtors and therefore substantially all pre-petition debt obligations are subject to settlement under the Creditor Protection Proceedings.

The following borrowings represent the debt agreements which are fully and unconditionally guaranteed by NNI and are in default:

On May 28, 2008, Nortel Networks Limited (NNL), NNI’s direct parent company, completed the offering of $675 Fixed Rate Notes due July 2016. The 2016 Fixed Rate Notes issued May 2008 have a stated interest rate per annum of 10.75% and were issued as additional notes under an existing indenture dated July 5, 2006 (2006 Indenture), and are part of the same series as NNL’s outstanding $450 Senior Notes due July 2016 that were issued on July 5, 2006 under the 2006 Indenture. The 2016 Fixed Rate Notes issued May 2008 and the 2016 Fixed Rate Notes issued July 2006 have the same ranking, guarantee structure, interest rate, maturity date and other terms and are treated as a single class of securities under the indenture and holders vote together as one class.

On March 28, 2007, NNC completed an offering of $1,150 of unsecured convertible senior notes (Convertible Notes). The Convertible Notes consist of $575 principal amount of senior convertible notes due 2012 (2012 Notes) and $575 of senior convertible notes due 2014 (2014 Notes). The 2012 Notes have a stated interest rate per annum of 1.75% and the 2014 Notes have a stated interest rate per annum of 2.125%. The 2012 Notes and 2014 Notes are each convertible into NNC common shares at any time based on an initial conversion rate of 31.25 NNC common shares per $1,000.00 principal amount of Convertible Notes (which is equal to an initial conversion price of $32.00 per common share).

On July 5, 2006, under the 2006 Indenture, NNL completed an offering of $2,000 senior notes (July 2006 Notes). The July 2006 Notes consist of the $450 2016 Fixed Rate Notes issued July 2006, $550 of senior fixed rate notes due 2013 (2013 Fixed Rate Notes) and $1,000 of floating rate senior notes due 2011 (2011 Floating Rate Notes). The 2016 Fixed Rate Notes issued July 2006 have a stated interest rate per annum of 10.75%, the 2013 Fixed Rate Notes have a stated interest rate per annum of 10.125%, and the 2011 Floating Rate Notes have a stated interest rate per annum, reset quarterly, equal to the LIBOR plus 4.25%.

As a guarantor, NNI is an obligor for the defaulted debt obligations (and accrued interest payable) of $3,935. As a result, an accrual of $3,935 has been made in the U.S. Debtors financial statements for NNI’s guarantee of the NNC and NNL outstanding long-term debt arrangements. Although some guarantee exposures are redundant to liabilities recorded elsewhere in the Debtors’ financial statements, NNI has recorded this accrual in accordance with SOP 90-7. The guarantor amount has been recorded as a liability subject to compromise and reorganization expenses in the NNI financial statement column. To the extent that information available in the future indicates a difference from the recognized amounts, the provision will be adjusted.

On June 17, 1996, Nortel Networks Capital Corporation, a wholly owned subsidiary of NNI, completed the offering of $150 Fixed Rate Notes due June 2026. The 2026 Fixed Rate Notes have a stated interest rate per annum of 7.875%. The 2026 Fixed Rate Notes are fully and unconditionally guaranteed by NNL.

In addition, NNI has guaranteed NNL’s obligations under the EDC Support Facility. The EDC Support Facility provides for the issuance by EDC of support in the form of guarantee bonds or guarantee type documents issued to financial institutions that issue letters of credit or guarantee, performance or surety bonds, or other instruments in support of Nortel’s contract performance. NNI has agreed to indemnify EDC and reimburse it for any amounts that EDC is required to pay to such financial institutions pursuant to its support.

6.  Reorganization Items:

SOP 90-7 requires items of revenue and expense directly attributed to the reorganization such as professional fees directly related to the U.S. Debtors’ Chapter 11 Proceedings, realized gains and losses, and provisions for losses resulting from such proceedings to be separately accumulated and disclosed in the statement of operations.

The following table sets forth the U.S. Debtors’ reorganization items for the period from May 31, 2009 through June 30, 2009:

Professional fees directly related to reorganization	$(11)
Intercompany interest and dividend income	1
Lease repudiation	(2)
Key Executive Incentive Plan / Key Employee Retention Plan	(10)
Loss on disposal of assets	(2)
Penalties	(24)

Total Reorganization items	$(48)

7.  Liabilities Subject to Compromise:

As a result of the Chapter 11 Proceedings, pre-petition liabilities may be subject to compromise or other treatment under the U.S. Debtors’ Chapter 11 Proceedings. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. Although pre-petition claims are generally stayed, under the Chapter 11 Proceedings, the U.S. Debtors are permitted to undertake certain actions designed to stabilize the U.S. Debtors’ operations including, among other things, payment of employee wages and benefits, maintenance of Nortel’s cash management system, satisfaction of customer obligations, payments to suppliers for goods and services received after the Petition Date and retention of professionals.

The U.S. Debtors have been paying and intend to continue to pay undisputed post-petition obligations in the ordinary course of business. In addition, the U.S. Debtors may reject pre-petition executory contracts and unexpired leases with respect to the U.S. Debtors’ operations, with the approval of the U.S. Bankruptcy Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as pre-petition general unsecured claims and will be classified as liabilities subject to compromise. Any differences between claim amounts listed by the U.S. Debtors in their Schedules of Assets and Liabilities (as may be amended) and claims filed by creditors will be investigated and, if necessary, the U.S. Bankruptcy Court will make the final determination as to the amount, nature and validity of claims. The determination of how liabilities will ultimately be settled and treated cannot be made until the U.S. Bankruptcy Court approves a Chapter 11 plan of reorganization. Accordingly, the ultimate amount of such liabilities is not determinable at this time.

SOP 90-7 requires pre-petition liabilities of the debtor that are subject to compromise to be reported at the claim amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on U.S. Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, if any, the values of any collateral securing such claims, or other events.

The following tables set forth the U.S. Debtors’ estimated liabilities subject to compromise as of June 30, 2009:

	NNI	AltSystems	Other
Trade and other accounts payable	$244	$—	$—
Accounts payable intercompany	614	53	—
Restructuring liabilities	108	1	—
Contingent liability for NNI’s debt guarantee	3,935	—	—
Long-term debt	240	—	—
Financial obligations	31	—	—
Pension obligations	355	—	—
Postretirement obligations other than pensions	216	—	—
Notes and interest payable intercompany	—	—	126
Other	73	—	—

Total liabilities subject to compromise	$5,816	$54	$126

	May 30, 2009	Change in the Month	June 30, 2009
Trade and other accounts payable	$286	$(42)	$244
Accounts payable intercompany	691	(24)	667
Restructuring liabilities	102	7	109
Contingent liability for NNI’s debt guarantee	3,935	—	3,935
Long-term debt	240	—	240
Financial obligations	31	—	31
Pension obligations	355	—	355
Postretirement obligations other than pensions	231	(15)	216
Notes and interest payable intercompany	126	—	126
Other	50	23	73

Total liabilities subject to compromise	$6,047	$(51)	$5,996

The change in the month was primarily due to movements in trade and other accounts payable, foreign exchange fluctuations related to intercompany accounts payable, changes in postretirement obligations other than pensions related primarily to a curtailment gain and changes in other related primarily to the cancellation of an R&D related contract.

Included in the net loss for June is income of $24, resulting from the reversal of the revaluation of pre-Petition Date foreign currency denominated intercompany accounts payable as a result of the conclusion that, under U.S. bankruptcy rules, these balances should have been valued at the USD exchange rate applicable on the Petition Date.

8.  Post-Petition Accounts Payable:

To the best of the U.S. Debtors’ knowledge, all undisputed post-petition accounts payable have been and are being paid in the ordinary course of the U.S. Debtors’ business.

9.  Assets and Liabilities Held for Sale:

On June 19, 2009, NNC, NNL, and certain of NNC’s other subsidiaries, including NNI, entered into a “stalking horse” asset sale agreement with Nokia Siemens Networks B.V. (NSN) for the sale of substantially all of its Code Division Multiple Access (CDMA) business and Long Term Evolution (LTE) Access assets for $650. See note 10 for further information. As a result, assets and liabilities of $192 and $299, respectively, related to the Debtors-In-Possession have been classified as held for sale as of June 30, 2009. The long lived assets are primarily related to the Carrier Networks segment.

The following table sets forth assets and liabilities held for sale as of June 30, 2009:

	NNI	AltSystems	Other
Assets
Accounts receivable – net	$89	$—	$—
Inventories – net	86	—	—
Plant and equipment – net	13	—	—
Other	4	—	—

Assets of businesses held for sale	$192	$—	$—

Liabilities
Trade and other accounts payable subject to compromise	$36	$—	$—
Contractual liabilities	10	—	—
Other current liabilities	251	—	—
Other long-term liabilities	2	—	—

Liabilities of businesses held for sale	$299	$—	$—

10.  Case Developments:

On June 19, 2009, NNC, NNL, and certain of NNC’s other subsidiaries, including NNI, announced they had entered into a “stalking horse” asset sale agreement with NSN for the sale of substantially all of its CDMA business and LTE Access assets. On July 24, 2009, in accordance with court approved procedures, Nortel concluded a successful auction for these assets and executed a formal asset sale agreement for the sale of substantially all of its CDMA business and LTE Access assets with Telefonaktiebolaget LM Ericsson, who emerged as the successful bidder with a purchase price of $1,130 subject to purchase price adjustments under certain circumstances.

On July 14, 2009, NNCI, a U.S. based subsidiary that operates in the CALA region, also filed a voluntary petition for relief under Chapter 11 in the U.S. Court and thereby became one of the U.S. Debtors subject to the Chapter 11 Proceedings although the petition date for NNCI is July 14, 2009. On July 17, 2009, the U.S. Court entered an order of joint administration that provided for the joint administration of NNCI’s case with the pre-existing cases of the other U.S. Debtors. As a result, NNCI’s monthly operating results will be included in the July monthly operating report for the period ending August 1, 2009 and each of the monthly reports thereafter.

On July 20, 2009 NNC, NNL, and certain of NNC’s other subsidiaries, including NNI and Nortel Networks UK Limited, announced they had entered into a “stalking horse” asset and share sale agreement with Avaya Inc (Avaya) for its North American, CALA and Asian Enterprise Solutions (ES) business; and an asset sale agreement with Avaya for the EMEA portion of its ES business for a purchase price of $475 subject to purchase price adjustments under certain circumstances. These agreements include the planned sale of substantially all of the assets of the ES business globally as well as the shares of NGS and DiamondWare, Ltd.

The stalking horse asset and share sale agreement was filed with the U.S. Court along with a motion seeking the establishment of bidding procedures for an auction that allows other qualified bidders to submit higher or otherwise better offers, as required under Section 363 of the U.S. Bankruptcy Code. A similar motion for the approval of the bidding procedures was filed with the Canadian Court. Nortel obtained Canadian Court and U.S. Court approval for the bidding procedures on August 4, 2009. Competing bids are required to be submitted by September 4, 2009 and an auction with the qualified bidders is scheduled for September 11, 2009. Following completion of the bidding process, final approval of the U.S. and Canadian courts will be required.

On August 10, 2009, NNC announced that it was at a natural transition point resulting in a number of leadership changes and a new organizational structure designed to work towards the completion of the sales of its businesses and other restructuring activities. Effective August 10, 2009, President and Chief Executive Officer Mike Zafirovski stepped down. Also effective August 10, 2009, the Boards of Directors of NNC and NNL were reduced from nine to three members: John A. MacNaughton, Jalynn H. Bennett and David Richardson, with Mr. Richardson serving as Chairperson. These individuals will also serve as members of NNC’s and NNL’s audit committees.

In connection with these changes Nortel sought and obtained Canadian Court approval for Ernst & Young Inc., the court-appointed monitor under the CCAA Proceedings (Canadian Monitor), to take on an enhanced role with respect to the oversight of the business, sales processes and other restructuring activities under the CCAA Proceedings. Further, Nortel is in the process of identifying a principal officer for the U.S. Debtors who will work in conjunction with the U.S. Creditors’ Committee, Bondholder Group, and the Canadian Monitor, which appointment will be subject to the approval of the U.S. Court.

Nortel is also establishing a streamlined structure that will enable it to effectively continue to serve its customers, and also facilitate the sales of its businesses and integration processes with acquiring companies as well as continue with its restructuring activities. Nortel’s business units will report to the Chief Restructuring Officer, Pavi Binning. The mergers and acquisitions teams will continue their work under the Chief Strategy Officer, George Riedel. Nortel Business Services will continue to be led by Joe Flanagan and continue to serve the transitional operations needs of Nortel’s businesses as they are sold to ensure customer and network service levels are maintained throughout the sale and integration processes. A core Corporate Group is being established that will be primarily responsible for the management of ongoing restructuring activities during the sales process as well as post business dispositions. This group will be lead by John Doolittle, formerly Nortel’s Treasurer. These leaders will report to the NNC and NNL Boards of Directors, the Canadian Monitor and the proposed U.S. principal officer.

MOR-5A

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Schedule of Cash Disbursements by Petitioning Entity

Reporting Period: May 31, 2009 through June 30, 2009

(Unaudited)

(In millions of U.S. dollars)

In re: Nortel Networks Inc. et al	Case #	Payments
Nortel Networks Inc.(1)	09-10138	$275
Nortel Networks Capital Corporation	09-10139	—
Nortel AltSystems, Inc.	09-10140	1
Nortel AltSystems International, Inc.	09-10141	—
Xros Inc.	09-10142	—
Sonoma Systems	09-10143	—
Qtera Corporation	09-10144	—
Coretek, Inc.	09-10145	—
Nortel Networks Applications Management Solutions, Inc.	09-10146	—
Nortel Networks Optical Components Inc.	09-10147	—
Nortel Networks HPOCS Inc.	09-10148	—
Architel Systems (U.S.) Corporation	09-10149	—
Nortel Networks International, Inc.	09-10150	1
Northern Telecom International Inc.	09-10151	—
Nortel Networks Cable Solutions Inc.	09-10152	—

Total Payments		$277

(1)

NNI is the centralized disbursement entity for multiple U.S. Debtors and non-Debtors, and accordingly makes payments, both by wire and checks, for multiple U.S. Debtors and non-Debtors. Individual U.S. Debtor disbursements have been separated from NNI and listed under specific individual U.S. Debtors. However, disbursements made for the benefit of other U.S. Debtors and non-Debtors are still consolidated with NNI for financial reporting purposes.

MOR-5B

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Existing Bank Account Information

Reporting Period: May 31, 2009 through June 30, 2009

(Unaudited)

(In millions of U.S. dollars)

Legal Entity	Bank	Account Type	Account	Balance
Nortel Networks Inc.	Bank of America	Receipts	3750819519	$1
Nortel Networks Inc.	Bank of America	Receipts	3750886432	—
Nortel Networks Inc.	Bank of America	Lockbox (Receipts)	Box 3985	—
Nortel Networks Inc.	Bank of America	Payroll	0101183623	1
Nortel Networks Inc.	Bank of America	Health & Wealthfare Trust account	7206010001650	—
Nortel Networks Inc.	Citibank NA	Main Concentration	30463444	4
Nortel Networks Inc.	Citibank NA	Receipts	30508403	1
Nortel Networks Inc.	Citibank NA	Lockbox (Receipts)	Box 2937	—
Nortel Networks Inc.	Citibank NA	Disbursement (EVS)	30509086	3
Nortel Networks Inc.	Citibank NA	Disbursement (AP)	30580851	8
Nortel Networks Inc.	Citibank NA	Receipts (Credit Card)	30509078	—
Nortel Networks Inc.	Citibank NA	Stock Option	40773075	—
Nortel Networks Inc.	Citibank NA	Flexible Benefits	30614505	—
Nortel Networks Inc.	Citibank Delaware	Disbursement (Sales & Use Tax)	38660426	—
Nortel Networks Inc.	Citibank Delaware	Disbursement (EVS)	38659062	1
Nortel Networks Inc.	Citibank Delaware	Checking	38696453	2
Nortel Networks Inc.	Citibank Delaware	Benefits-Cigna Travel Well	38659097	1
Nortel Networks Inc.	Citibank Delaware	Benefits-US-Cigna Expat	38659089	—
Nortel Networks Inc.	Citibank Delaware	Disbursement (AP)	38682182	—
Nortel Networks Inc.	Citibank Delaware	Utilities Order	38794977	—
Nortel Networks Inc.	Citibank Canada	Disbursement (AP)	2010621007	—
Nortel Networks Inc.	Deutsche Bank	Brokerage	400519	—
Nortel Networks Inc.	Morgan Stanley	Brokerage	293 058697 502	—
Nortel Networks Inc.	Banc of America Securities	Investment	275783-22453989	704
Nortel Networks Inc.	The Reserve	Investment	703-29-420	25
Nortel Networks Inc.	K&H Bank	General	10201006-50041181	—
Nortel Networks Inc.	K&H Bank	General	10200971-60061049	—
Nortel Networks Inc.	Citibank Egypt	General	100827506	—
Nortel Networks Inc.	Citibank Egypt	General	100827018	2
Nortel Networks Inc.	Citibank Tunis	General	150021006	—
Nortel Networks Inc.	Citibank Tunis	General	150021014	—
Nortel Networks Inc.	Citibank Tunis	General	150021022	—
Nortel Networks Inc.	Citibank Tunis	General	100056011	1
Nortel Networks Capital Corp.	Citibank NA	General	30508438	—
Nortel Networks Capital Corp.	Banc of America Securities	Investment	383752-22352662	2
Nortel Networks International, Inc.	Bank of America	General	6059-60258-010	—
Nortel Networks International, Inc.	Citibank Dubai	General	10100262002	2

				$758

Formal reconciliations between the U.S. Debtors’ bank balances and the general ledger are prepared and reviewed quarterly in accordance with U.S. Debtors’ established guidelines.

MOR-6

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Changes in Balances with Debtors and Non-Debtors

Reporting Period: May 31, 2009 through June 30, 2009

(Unaudited)

(In millions of U.S. dollars)

In re: Nortel Networks Inc. et al	Case #	Increase / (Decrease)
Nortel Networks Inc.	09-10138	$(148)
Nortel Networks Capital Corporation	09-10139	1
Nortel AltSystems, Inc.	09-10140	(1)
Nortel AltSystems International, Inc.	09-10141	—
Xros, Inc.	09-10142	—
Sonoma Systems	09-10143	—
Qtera Corporation	09-10144	—
CoreTek, Inc.	09-10145	—
Nortel Networks Applications Management Solutions, Inc.	09-10146	—
Nortel Networks Optical Components Inc.	09-10147	—
Nortel Networks HPOCS Inc.	09-10148	—
Archetel Systems (U.S.) Corporation	09-10149	—
Nortel Networks International, Inc.	09-10150	3
Northern Telecom International Inc.	09-10151	—
Nortel Networks Cable Solutions Inc.	09-10152	—

Net Intercompany Change		$(145)

MOR-7

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Status of Post-Petition Taxes

Reporting Period: June 30, 2009

(Unaudited)

I, Paul W. Karr, Vice-President, Finance, of each of the U.S. Debtors, attest under penalty of perjury and to the best of my knowledge, information and belief, all post-petition federal, state and local taxes of each of the U.S. Debtors are current as of June 30, 2009 in all material respects.

/S/ PAUL W. KARR	August 17, 2009
Paul W. Karr – Vice-President, Finance, of each of the U.S. Debtors

MOR-8

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Summary of Unpaid Post-Petition Debts

Reporting Period: May 31, 2009 through June 30, 2009

(Unaudited)

(In millions of U.S. dollars)

ACCOUNTS PAYABLE AGING POST-PETITION *

Accounts Payable Aging	NNI	AltSystems	Other
0 – 30 days	$27	$—	$—
31 – 60 days	8	—	—
61 – 90 days	2	—	—
91 + days	2	—	—

Accounts Payable(1)	$39	$—	$—

*	Includes only third party trade payables and excludes intercompany transactions and other post-petition obligations of the U.S. Debtors.

BILLED TRADE ACCOUNTS RECEIVABLES AGING

Accounts Receivable Aging	NNI	AltSystems	Other
Current	$336	$—	$—
0 – 30 days	37	—	—
31 – 60 days	10	—	—
61 – 90 days	4	—	—
91 + days	27	—	—

Total Trade Accounts Receivable	414	—	—
Less: provisions for doubtful accounts	(2)	—	—

Accounts receivable – net(1)	$412	$—	$—

(1)	The Accounts Payable Aging and Billed Trade Accounts Receivables Aging exclude intercompany transactions.

MOR-9

U.S. BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Nortel Networks Inc. et al

Cases No. 09-10138 – 09-10152 (KG) Jointly Administered

Debtor Questionnaire

Reporting Period: May 31, 2009 through June 30, 2009

	Must be completed each month	Yes	No

1.	Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.	X
On July 20, 2009, NNC announced that they had entered into a “stalking horse” assets and share sale agreement with Avaya Inc. for the sale of its Enterprise Solutions business. See Note 10 of this Monthly Operating Report for more information.

On July 24, 2009, NNC concluded a successful auction and executed a formal asset sale agreement for the sale of substantially all of its CDMA business and LTE Access assets with Telefonaktiebolaget LM Ericsson. See Notes 9 and 10 of this Monthly Operating Report for more information.

2.

Have any bank accounts been opened during the reporting period? If yes, provide documentation identifying the opened account(s). If an investment account has been opened provide the required documentation pursuant to the Delaware Local Rule 4001-3.

X

2.	Have any funds been disbursed from any account other than a Debtor-In-Possession account this reporting period? If yes, provide an explanation below.		X

3.	Have all post-petition tax returns been timely filed? If no, provide an explanation below.	X

4.	Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X